SCHEDULE 14C
                        Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]   Preliminary Information Statement      [ ]   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                            KUSHI NATURAL FOODS CORP.
                (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies: Not applicable.

      (2) Aggregate number of shares to which transaction applies: Not applicable.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not applicable.

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid: Not applicable.

      (2)   Form, Schedule or Registration Statement No.: Not applicable.

      (3)   Filing Party: Not applicable.

      (4)   Date Filed: Not applicable.

                            KUSHI NATURAL FOODS CORP.

                        3rd Floor, A Tower of Chuang Xin
                           Information Building No. 72
                         Second Keji Road, Hi Tech Zone
                                   Xi'An China
                              (011) 86-13301996766

                              INFORMATION STATEMENT

      This information statement is circulated to advise the stockholders of Kushi Natural Foods Corp., a Delaware corporation (the "Company"), of action previously taken by the Company on September 30, 2005 (the "Consent Date") upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

I. ACTIONS TAKEN PURSUANT TO THE WRITTEN CONSENT

      A. ELECTION OF NEW DIRECTORS

      As set forth in the Company's Form 8-K filed with the Securities and Exchange Commission on August 10, 2005 the Company, through Kushi Sub, Inc., a wholly-owned subsidiary of the Company ("Acquisition Sub") acquired a 100% ownership interest in Hanxin (Cork) International Holding Co., Ltd., a British Virgin Islands limited liability corporation ("Hanxin International") through a merger of Hanxin International into Acquisition Sub (the "Merger"). The Company acquired Hanxin International in exchange for (i) 24,000,000 shares of the Company's common stock and (ii) 1,000 shares of the Company's Series A Preferred Stock, which are convertible into 177,185,642 shares of the Company's common stock (the "Merger"). Hanxin International is the direct parent of Xi'An Cork Investments Consultative Management Co., a People's Republic of China corporation and the indirect parent of Xian Hanxin Science and Technology Co., Ltd., a People's Republic of China corporation both privately-held corporations. The aggregate amount of shares of common stock issued to the shareholders of Hanxin International pursuant to the Merger, taking into account conversion of all of shares of the Series A Preferred Stock, shall represented 95% of the issued and outstanding shares of the Company's common stock. The former stockholders of the Company continue to own an aggregate of 5% of the issued and outstanding shares of the Company's common stock. In connection with the Merger, Messrs. Eugene Strickler, Mark Schindler the current directors of the Company, agreed to resign as members of the board of directors 10 days from the mailing of this Information Statement. Mr. Daniel France previously resigned as a member of the Board of Directors on September 28, 2005. A majority of the Company's shareholders consented to the resignation of these directors and the election of new directors. Of the 34,588,718 shares issued and outstanding on the Consent Date, shareholders owning 19,152,000 shares, or 55.37% of the outstanding Common Stock, voted to approve the change in directors.

      The following is information regarding Fangshe Zhang, who was elected to the Board of Directors to fill the vacancy created by the resignation of Daniel France and the four other individuals that will become the directors of the Company as a result of the Merger ten days after the mailing of this Information Statement. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of the Company except as set forth herein. To the best knowledge of the Company, none of the nominees, during the past five years has been (i) a general partner or executive officer of a business at a time when a bankruptcy petition was filed by or against such business, or within two years prior to that time; (ii) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and such judgment has not been reversed, suspended, or vacated.

      MR. FANGSHE ZHANG, CHAIRMAN

      Mr. Zhang founded Hanxin in 2001 and has acted as its Chairman of the Board of Directors since its inception. Prior to forming Hanxin, Mr. Zhang was the general manager of Xi'an Dong Da Terrestrial Heat Heating Co., Ltd., a company whose primary business was the development of terrestrial heat. Mr. Zhang is a technical expert in cork processing technology, holding more than six patents in China.

      MR. PENGCHENG CHEN, CEO/DIRECTOR

      Mr. Chen is the Chief Executive Officer and a director of the Company and has worked at Hanxin since 2002. From 1997 to 1998 he worked for Xi'an Tangcheng Hotel as an assistant general manager. From 1998 to 2000 he served as general manager of Xi'an Qingye Virescence Co. Ltd, a gardening engineering company.

      MR. YI TONG, CFO/DIRECTOR

      Mr. Tong is the Chief Financial Officer and a director and has worked for Hanxin since February 2004. Mr. Tong has previously worked for several financial institutions. From May 2003 to February 2004 he served as chief representative of Federal International Finance Inc., Canada. From August 2001 to May 2003 he worked as a senior manager for China Dragon Securities Co., Ltd. and from April 2001 to August 2001 he worked as project manager of China Eagle Securities Co., Ltd.

      MR. GENSHE BAI, DIRECTOR

      Mr. Bai has been affiliated with Hanxin since 2002. From 1996 to 2002 he worked as the general manager of Xi'an Commodity Development Co., Ltd., a company engaged in the purchase and sale of commodities. From 1980-1996 Mr. Bai worked as a manager of the auditing department for Xi'an Commodity Bureau, a governmental agency responsible for the regulation of commodities.

      MR. SHENGLI LIU, DIRECTOR

      Mr. Liu has worked for Hanxin since 2002. From 1997 to 2002 he was the director for the 12th section of Xikang railway project of China Railway 18th Bureau Group Co., Ltd. From 1989 to 1997 he worked as a manger in the metals division of the Xi'an Commodity Bureau.

      FAMILY RELATIONSHIPS

      Messrs. Chen and Zhang are related by virtue of the fact that Mr. Chen is the brother-in-law of Mr. Zhang.

      B. APPROVAL OF CHANGE OF NAME.

      A majority of the Company's shareholders consented to an amendment to the Company's Articles of Incorporation changing the Company's name to HanKersen International Corp. Of the 34,588,718 shares issued and outstanding on that date, shareholders owning 19,152,000 shares, or 55.37% of the outstanding Common Stock, voted to approve this name change. The Company will file an amendment to its Certificate of Incorporation (in substantially the form annexed hereto as EXHIBIT A) to change the name of the Company to "HanKersen International Corp." The Company's name change will be effective on or about December 9, 2005. FOLLOWING THE EFFECTIVE DATE OF THE NAME CHANGE, THE COMPANY WILL NO LONGER REFER TO ITSELF AS "KUSHI NATURAL FOODS CORPORATION"

      C. INCREASE OF AUTHORIZED SHARES OF COMMON STOCK.

      Shareholders owning a majority of the Company's Common Stock approved, adopted and ratified an amendment to the company's Certificate of Incorporation to increase its total number of authorized shares of Common Stock from 35,000,000 to 200,000,000, with a par value of $.0001 per share. Of the 34,589,718 shares issued and outstanding on that date, shareholders owning 19,152,000 shares, or 55.37% of the outstanding Common Stock, voted to approve the amendment to the Certificate of Incorporation. The amendment to the Certificate of Incorporation (in substantially the form annexed hereto as EXHIBIT A) is described as follows:

      The Company deems it advisable to increase the number of authorized shares of Common Stock in order to have a sufficient number of shares of Common Stock available to issue upon conversion of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock). Currently, the Company has 1,000 shares of Series A Preferred Stock authorized, of which all 1,000 have been issued. Each share of Series A Preferred Stock is convertible into 177,185.642 shares of Common Stock (the "Conversion Rate"). Upon filing of the amendment, each share of Series A Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Rate. As a result, after conversion of the 1,000 shares of Series A Preferred Stock, the Company will issue an additional 177,185,642 shares of Common Stock. The Company also desires to increase the amount of authorized shares of Common Stock for proper corporate purposes and to enable the Company to take advantage of favorable opportunities which may arise in the future, including the raising of additional capital. At such time as the Company determines to issue additional shares of Common Stock the purpose of such issuance and the nature of any consideration that may be received therefore will be determined without further authorization or action by stockholders. The issuance of any additional shares of Common Stock may result in a dilution of the voting power of the holders of outstanding shares of Common Stock and their equity interest in the Company. Holders of Common Stock do not have pre-emptive rights.

      The increase in the number of shares of the Company's authorized Common Stock was affected by the approval and adoption by the Company's shareholders of the following resolution amending the Company's Certificate of Incorporation:

            RESOLVED, that the Company's Certificate of Incorporation be amended by deleting the first paragraph of Article Fourth of the Certificate of Incorporation of the Company in its entirety and substituting in lieu thereof the following:

            FOURTH: The total number of shares the Corporation shall be authorized to issue is 205,000,000, of which 200,000,000 shares shall be classified as Common Stock, with a par value of $.0001 per share and 5,000,000 shares shall be classified as Preferred Stock, with a par value of $.0001, the terms of which shall be decided by the Board of Directors of the Corporation.

      D. APPROVAL OF REVERSE STOCK SPLIT

      Shareholders owning a majority of the Company's Common Stock approved, adopted and ratified an amendment to its Certificate of Incorporation approving a one (1) for six (6) reverse stock split as to all outstanding shares of Common Stock of the Corporation effective as to holders of record of shares of Common Stock on December 9, 2005. Of the 34,589,718 shares issued and outstanding on that date, shareholders owning 19,152,000 shares, or 55.37% of the outstanding Common Stock, voted to approve the Amendment to the Certificate of Incorporation.

      Pursuant to the reverse split, each six (6) of the Company's outstanding shares of Common Stock owned by a stockholder (referred to as "Old Shares") will be reclassified into one (1) share of Common Stock (referred to as "New Shares"). The number of Old Shares for which each New Share is to be exchanged is referred to as the "exchange number." The reverse split will be affected simultaneously for all Common Stock and the exchange number will be the same for all Common Stock.

      The principal purpose of the reverse split proposal is to increase the market price of the Company's Common Stock. Currently, the Company is not listed on any national or other stock exchange and, as a result, there is no public trading of its shares of Common Stock. The Company is in the process of applying for quotation of its securities on the Over the Counter Bulletin Board, however, there can be no assurances that the application will be approved. The effect of the reverse split upon the market price for the Company's Common Stock, cannot, however, be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per New Share of Common Stock after the reverse split will rise in proportion to the reduction in the number of Old Shares of Common Stock outstanding resulting from the reverse split regardless of whether the Company's listing application if approved. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

                          SUMMARY OF THE REVERSE SPLIT

      The following discussion sets forth questions that a stockholder may have with respect to the reverse split.

      WHAT EFFECT WILL THE REVERSE SPLIT HAVE ON A STOCKHOLDER?

      Each stockholder will receive one (1) New Share for each six (6) Old Shares that he owns. No fractional shares will be issuable.

      IS A STOCKHOLDER ENTITLED TO DISSENT FROM THE REVERSE SPLIT?

      No. Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's charter to effect the reverse split and the Company will not independently provide stockholders with any such right.

      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT?

      The Company expects that its stockholders generally will not recognize tax gain or loss as a result of the reverse split. However, the tax consequences to each stockholder will depend on his particular situation.

      WHAT VOTE WAS REQUIRED TO APPROVE THE REVERSE SPLIT?

      The affirmative vote of a majority of all Old Shares outstanding on the record date was required to approve the amendment of the Certificate of Incorporation to affect the reverse split.

      The reverse split will affect all stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of the Company's stockholders owning a fractional share. The Company will not issue fractional shares on account of the reverse split, and any fraction of ..50 or greater shall entitle the holder to one share of Common Stock and any fraction of less than .50 shall be deemed cancelled.

      The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced. The reverse split will not affect the par value of the Company's Common Stock. As a result, on the effective date of the reverse split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to 1/6th of its present amount, and the additional paid-in capital account shall be increased with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company's Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

      The reverse split will not change the proportionate equity interests of stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the treatment of fractional shares as described above. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

      Upon effectiveness of the reverse split, the number of authorized shares of Common Stock that are not issued or outstanding or reserved for issuance will increase. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse split proposal is not being proposed in response to any effort of which we are aware to accumulate the Company's shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the reverse split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

      CERTAIN EFFECTS OF THE REVERSE SPLIT

      Stockholders should recognize that upon completion of the reverse split they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by six (6)). While the Company expects that the reverse split will result in an increase in the market price of the Company's Common Stock, there can be no assurance that the reverse split will increase the market price of the Company's Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of the Company's Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (fewer than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

      The Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse split will become effective on the date of filing the Certificate of Amendment, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

      As soon as practicable after the effective date, stockholders will be notified that the reverse split has been affected. The Company's transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

      FRACTIONAL SHARES

      The Company will not issue fractional certificates for New Shares in connection with the reverse split. Any fraction of a share of less than .50 will be deemed canceled and any fraction of .50 or greater will be treated as one share issuable to a holder.

      E. APPROVAL OF LONG TERM EQUITY COMPENSATION PLAN

      Shareholders owning a majority of the Company's Common Stock approved, adopted and ratified the Company's Long Term Equity Compensation Plan (in substantially the form annexed hereto as EXHIBIT B)(the "Plan") in order to optimize the Company's profitability and growth through incentives which are consistent with our goals and which link the interests of select employees, directors and consultants with those of our shareholders. The Company believes that the Plan also promotes teamwork and provides employees, directors and consultants with an incentive to strive for excellence. Of the 34,588,718 shares issued and outstanding on that date, shareholders owning 19,152,000 shares, or 55.37% of the outstanding Common Stock, voted to approve the Plan. The Plan is described as follows:

      The Plan provides for the granting of non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights ("SARs"), restricted stock and restricted stock unit awards, performance shares and other cash or share-based awards. The maximum number of shares of common stock that may be issued in connection with awards under the Plan is 3,500,000. In the event of any merger, reorganization, recapitalization, stock split, stock dividend, or other change in corporate structure that affects our common stock, an adjustment may be made to the (a) maximum number of shares available for grants under the Plan and/or kind of shares that may be delivered under the Plan, (b) the individual award limits under the Plan and (c) number, kind and/or price of shares subject to outstanding awards granted under the Plan, by our board of directors of, to prevent dilution or enlargement of rights. Shares of stock covered by an award under the Plan that is cancelled, expired, forfeited or settled in cash will again be available for issuance in connection with future grants of awards under the Plan. As of the date of this prospectus, no awards have been made under the Plan.

      Our board of directors has broad authority to administer the Plan, including the authority to determine when and to whom awards will be made, determine the type and size of awards, determine the terms and conditions of awards, construe and interpret the Plan and award agreements, establish rates and resolutions for the Plan's administration, and amend outstanding awards. Generally, the Plan is open to directors, employees and consultants who are selected by the board of directors.

      STOCK OPTIONS. Options granted under the Plan may be "incentive stock options," as defined in Section 422 of the Code, or "nonqualified stock options" which are stock options that do not qualify as incentive stock options. An incentive stock option must expire within ten years from the date it is granted (five years in the case of options granted to holders of more than 10% of the total combined voting power of all classes of our stock and the stock of our subsidiaries). The exercise price of an incentive stock option must be at least equal to the fair market value on the date such incentive stock option is granted (110% of fair market value in the case of options granted to holders of more than 10% of the total combined voting power of all classes of our stock). The exercise price of a non-qualified stock option must be at least equal to the fair market value of the shares on the date such option is granted. Subject to such restrictions as the Compensation Committee may impose, the exercise price of options granted under the Plan may be paid (i) in cash or its equivalent,
(ii) by delivery, or attesting to the ownership, of previously-acquired shares of our common stock, (iii) pursuant to a cashless exercise program, (iv) by such other methods as the compensation committee may permit or (v) by any combination of (i), (ii), (iii) and (iv). As of the date of this prospectus, no non-qualified stock options had been granted under the Plan.

      SARS. The board of directors may grant a SAR in connection with all or any portion of an option grant as well as independent of any option grant. A SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise dates exceeds an exercise price established by the committee. The excess amount will be payable in common stock, in cash, or in a combination of shares and cash.

      RESTRICTED STOCK. Restricted Stock Units and Performance Shares. These awards may be granted in such amounts and subject to such terms and conditions as determined by the board of directors. Holders of restricted stock may generally exercise full voting rights and may be credited with regular dividends paid with respect to the underlying shares while they are so held; however, stock dividends or other non-cash distributions made with respect to restricted stock awards generally will be subject to the same restrictions as the restricted stock award. Generally, after the last day of the applicable period of restriction, the shares become freely transferable.

      Restricted stock units and performance shares are conditional grants of a right to receive a specified number of shares of common stock or an equivalent amount of cash (or a combination of shares and cash) if certain conditions are met. Each restricted stock unit and performance share must have an initial value equal to the fair market value of a share on the date of grant. Restricted stock units may have conditions relating to continued service or employment only or continued employment or service and attainment of performance goals, as determined by the Compensation Committee. Performance shares may be granted based on a performance period of one or more years or other periods, as determined by the Compensation Committee.

      The board of directors must determine the performance objectives for grants of performance shares and the range of the number of shares to be paid to an employee if the relevant measure of performance is met within the performance period. Recipients of restricted stock units and performance shares may receive dividend equivalents with respect to their awards.

      OTHER AWARDS. Subject to the terms of the Plan, the board of directors may grant other awards such as deferred share, share or cash awards based on attainment of performance or other goals or shares in lieu of cash under other incentive or bonus programs. Payment under such awards may be made in such manner and at such times as the board of directors may determine.

      Except as otherwise provided in a participant's award agreement, upon the occurrence of a change in control of our company, all outstanding stock options and SARs become immediately exercisable, any restriction imposed on restricted stock, restricted stock units, performance shares or other awards will lapse, and any performance shares or other awards with performance-related vesting conditions will be deemed earned at the target level (or if no target level is specified, the maximum level). Unless a participant's award agreement provides otherwise, if a participant's employment or service terminates following a change in control, any of the participant's stock options or SARs that were outstanding on the date of the change in control and that were vested as of the date of termination of employment or service will remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the participant's employment or service or the expiration of the stated term of the award.

      The Plan may be amended, suspended or terminated at any time by our board of directors, provided that no amendment that requires shareholder approval in order for the Plan to comply with any applicable stock exchange listing standards or securities laws will be effective unless the requisite shareholder approval is obtained, and no amendment or termination may be made without approval of a participant to the extent the amendment or termination materially adversely affects the participant's outstanding awards.

III. PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows the stockholdings of all directors and executive officers of the Company, principal stockholders who own beneficially more than five percent of the Company's issued and outstanding common stock, and all directors and officers of the Company as a group, based on 211,774,360 shares outstanding after taking into account the conversion of the 1,000 shares of Series A Preferred Stock.

                                                                    Amount
Title       Name and Address                                      of shares         Percent of
of          Beneficial                                             held by              of
Class       Owner of Shares                 Position                Owner             Class
----------------------------------------------------------------------------------------------
Common      Pengcheng Chen (1)            CEO/Director           68,168,747(1)        32.19%%

Common      Fangshe Zhang (2)               Chairman             59,292,579(2)        27.99%%

Common      Yi Tong                       CFO/Director                   --              --

Common      Yi Zhang                 Chief Operating Officer             --              --

Common      Pingjun Zhang            Chief Technical Officer             --              --

Common      Genshe Bai                      Director                     --              --

Common      Shengli Liu                     Director                     --              --

Common      Executive Officers &                                127,461,326           60.18%
            Directors as a Group
----------------------------------------------------------------------------------------------

      (1) Having an address at No. 23, Tiyu Street, Chang'an District, Xi'an, China. Includes (i) 8,280,000 shares of common stock and (ii) 59,888,7473 shares of common stock issuable upon conversion of 338 shares of Series A Preferred Stock

      (2) Having an address at No. 5, Beisan Street, Beida Village, Dongda Town, Chang'an County, Xi'an, China. Includes (i) 7,200,000 shares of common stock and (ii) 52,092,579 shares of common stock issuable upon conversion of 294 shares of Series A Preferred Stock

IV. WHERE YOU CAN FIND ADDITIONAL INFORMATION

      The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

      Statements contained in this information statement, or in any document incorporated in this Information Statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

      The SEC allows the Company to "incorporate by reference" into this information statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this information statement.

      DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for stockholder communications such as this information statement with respect to two (2) or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. The Company may deliver a single information statement to multiple stockholders sharing an address unless the Company has received contrary instructions from the affected stockholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of this information statement to a stockholder at a shared address to which a single copy of this information statement was delivered. Any such request should be directed to the company if, at any time, you decide you wish to receive a separate copy of all future stockholder communications, or if you are receiving multiple copies of such stockholder communications and wish to receive only one, please notify us of your request at the address or telephone number listed at the beginning of this Information Statement.

V. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Hanxin (Cork) International Holding Co., Ltd. and subsidiaries financial statements for the six months ended June 30, 2005 and 2004, including the pro-forma consolidated financial statements are filed herewith.

(b) EXHIBITS:

    EXHIBIT A:  Certificate of Amendment

    EXHIBIT B:  Long Term Equity Compensation Plan

BY ORDER OF THE BOARD OF DIRECTORS


                                                     /s/ Fangshe Zhang
                                                     ---------------------------
                                                     Fangshe Zhang, Chairman

November 7, 2005

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

                                    CONTENTS

Consolidated Financial Statements:

   Balance Sheet.............................................................F-2

   Statements of Operations..................................................F-3

   Statements of Stockholders' Equity........................................F-4

   Statements of Cash Flows..................................................F-5

Notes to Consolidated Financial Statements...........................F-6 to F-14

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

ASSETS
Current Assets:
    Cash and cash equivalents                                                 $  3,291,463
    Accounts receivable, net of allowance for doubtful accounts of $16,204       1,526,851
    Inventories                                                                    496,261
    Deferred acquisition cost                                                      275,850
    Prepayments and other current assets                                         1,786,244
                                                                              ------------
       Total Current Assets                                                      7,376,669

Long-term Investment                                                             1,691,311

Property and Equipment - Net                                                     2,519,971

Land Use Right - Net                                                               152,459
                                                                              ------------
                                                                              $ 11,740,410
                                                                              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Short-term loan                                                              $ 362,424
    Mortgage payable, current portion                                                5,315
    Accounts payable                                                                 1,537
    Accrued expenses                                                               305,550
    Due to affiliates                                                               71,956
    Taxes payable                                                                1,114,150
    Other current liabilities                                                       15,754
                                                                              ------------
       Total Current Liabilities                                                 1,876,686

Mortgage Payable - Non-current Portion                                              53,271

Minority Interest                                                                1,209,887

Stockholders' Equity
    Common stock, $1.00 par value, 50,000 shares authorized,                        50,000
       50,000 shares issued and outstanding
    Additional paid-in capital                                                   4,350,313
    Retained earnings                                                            4,200,253
                                                                              ------------
       Total Stockholders' Equity                                                8,600,566
                                                                              ------------
                                                                              $ 11,740,410
                                                                              ============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                               For the Three Months         For the Six Months
                                                  Ended June 30,               Ended June 30,
                                                2005         2004            2005          2004
                                            -------------------------    -------------------------
Revenues                                    $ 3,132,207   $ 2,911,000    $ 5,176,053   $ 4,406,591

Cost of Goods Sold                            1,683,959     1,526,227      2,828,363     2,325,055
                                            -----------   -----------    -----------   -----------
Gross Profit                                  1,448,248     1,384,773      2,347,690     2,081,536

Operating expenses
    Selling expenses                            306,423       356,456        506,336       497,462
    General and administrative expense           70,719       156,616        181,104       263,973
                                            -----------   -----------    -----------   -----------
Total operating expenses                        377,142       513,072        687,440       761,435
                                            -----------   -----------    -----------   -----------
Income from operations                        1,071,106       871,701      1,660,250     1,320,101
                                            -----------   -----------    -----------   -----------
Other income (expense)
    Interest income (expense), net                5,254        (3,336)         4,237        (6,671)
    Other income (expense)                       18,065        17,971         37,535        37,133
                                            -----------   -----------    -----------   -----------
Total other income (expense)                     23,319        14,635         41,772        30,462

Income before taxes and minority interest     1,094,425       886,336      1,702,022     1,350,563

Income tax provision                             77,250            --        168,389            --
                                            -----------   -----------    -----------   -----------
Net income before minority interest           1,017,175       886,336      1,533,633     1,350,563

Minority interest                                87,554        70,907        136,162       108,045
                                            -----------   -----------    -----------   -----------
Net income                                  $   929,621   $   815,429    $ 1,397,471   $ 1,242,518
                                            ===========   ===========    ===========   ===========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     For the Six Months Ended June 30, 2005
                                   (Unaudited)

                                     Common Stock,
                                    $1.00 Par Value
                             ---------------------------    Additional                        Total
                               Number of                      Paid-in       Retained      Stockholders'
                                Shares         Amount         Capital       Earnings         Equity
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2002         50,000   $     50,000   $  4,350,313   $    123,931    $  4,524,244

Net income                                                                   1,575,853       1,575,853

Less: Dividend Declared                                                       (667,007)       (667,007)
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2003         50,000         50,000      4,350,313      1,032,777       5,433,090

Net income                                                                   2,978,085       2,978,085

Less: Capital Distribution                                                  (1,208,080)     (1,208,080)
                             ------------   ------------   ------------   ------------    ------------
Balance, December 31, 2004         50,000         50,000      4,350,313      2,802,782       7,203,095

Net income                                                                   1,397,471       1,397,471
                             ------------   ------------   ------------   ------------    ------------
Balance, June 30, 2005             50,000   $     50,000   $  4,350,313   $  4,200,253    $  8,600,566
                             ============   ============   ============   ============    ============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                  For the Six Months
                                                                     Ended June 30,
                                                                 2005           2004
                                                              --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 1,397,471    $ 1,242,517
Adjustments to reconcile net income to net cash provided by
    operating activities
    Depreciation and amortization                                 109,594         79,719
    Minority interest                                             136,162        108,045
    Changes in operating assets and liabilities:
       Accounts receivable                                        746,017       (220,781)
       Inventories                                                182,950        349,293
       Deposits                                                 1,208,080             --
       Deferred acquisition cost                                 (275,850)            --
       Prepayments and other current assets                      (664,687)        98,414
       Accounts payable and accrued expenses                     (816,081)        (4,133)
       Customer deposits                                          (22,954)            --
       Taxes payable                                              378,024        179,852
       Other current liabilities                                  (46,740)        82,466
                                                              -----------    -----------
Net cash provided by operating activities                       2,331,986      1,915,392

CASH FLOWS FROM INVESTING ACTIVITIES
    Long-term investment                                       (1,691,311)            --
    Minority interest                                             241,616
    Purchase of equipment                                         (31,804)      (161,751)
                                                              -----------    -----------
Net cash used in investing activities                          (1,481,499)      (161,751)

CASH FLOWS FROM FINANCING ACTIVITIES
    Short-term loan                                               362,424             --
    Payment on long-term debt                                      (2,947)        64,028
    Due from shareholders/officers                              1,069,625        794,557
    Dividend paid                                                      --       (773,331)
                                                              -----------    -----------
Net cash provided by (used in) financing activities             1,429,102         85,254

Net increase in cash and cash equivalents                       2,279,589      1,838,895
Cash and cash equivalents at beginning of year                  1,011,872        608,536
                                                              -----------    -----------
Cash and cash equivalents at end of period                    $ 3,291,461    $ 2,447,431
                                                              ===========    ===========
SUPPLEMENTAL INFORMATION
    Interest paid                                             $     5,197    $     3,336
    Taxes paid                                                $        --    $        --

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Hanxin (Cork) International Holding Co., Ltd. (the "Company") incorporated in September 2004, in the British Virgin Island, acquired a 92% interest in Xi'an Hanxin Technology Co., Ltd. ("Hanxin Technology") through its wholly-owned subsidiary, Xi'an Cork Investments Consultative Management Co., Ltd., in April 2005. Hanxin Technology incorporated in July 2002 in Shaanxi Province, China, engages in developing, manufacturing and marketing of cork wood floor, wall and decorating materials. This acquisition is being treated as recapitalization of Xi'an Hanxin Technology Co., Ltd.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and 2003 and notes thereto contained herein. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates in 2004 and 2003 include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

The Company values inventories, consisting of finished goods, work in progress and raw materials, at the lower of cost or market. Cost is determined on the weighted average cost method

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the lesser of the lease term or the asset's useful lives. Upon sale or retirement of plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At June 30, 2005, the Company does not believe that any impairment has occurred.

CONCENTRATION OF CREDIT RISK

Concentration of credit risk with respect to trade accounts receivable are limited as customers represent a wide variety of companies who are dispersed throughout China. Three customers accounted for 3.2%, 3.5%, 3.4% of net sales for six months ended June 30 2005 and 24.5%, 20.7%, 20.6% of trade accounts receivable as of June 30, 2005, respectively.

The Company's financial instruments consist primarily of cash, which is invested in money market accounts, and accounts payable. The Company considers the book value of these instruments to be indicative of their respective fair value. The Company places its temporary cash investments with high credit quality institutions to limit its exposure.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair value based on the short-term maturity of these instruments. The Company's mortgage payable approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2005.

INCOME TAXES

The Company files foreign tax returns in China. The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

MINORITY INTEREST

Minority interest represents the minority shareholders' proportionate share of the equity of the Company's subsidiary, Xi'an Hanxin Technology Co., Ltd., which was 8% at June 30, 2005 and 2004. The minority interest is adjusted for the minority's share of the earnings or losses of Xi'an Hanxin Technology Co., Ltd.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

FOREIGN CURRENCY TRANSLATION

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency. The financial statements are translated into United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2005 and 2004 was not material. As of June 30, 2005, the exchange rate for the Chinese Renminbi (RMB) was $1 US for 8.2776 RMB.

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

ADVERTISING COSTS

Advertising costs are booked as expenses as incurred. The Company incurred $37,117 and $96,646 for the six months ended June 30, 2005 and 2004, respectively.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are booked as Cost of goods sold as incurred. The Company incurred $54,589 and $45,984 for the six months ended June 30, 2005 and 2004, respectively.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 2 - INVENTORIES

Inventories at June 30, 2005, consisted of the following:

      Raw material                                    $   386,695
      Working in progress                                  71,812
      Finished goods                                       37,754
                                                      -----------
                                                      $   496,261
                                                      ===========

NOTE 3 - DEFERRED ACQUISITION COST

Deferred acquisition cost represents amount incurred for future purchase of a public company.

NOTE 4 - PREPAYMENTS AND OTHER CURRENT ASSETS

The Company purchases certain materials under purchase agreements with two suppliers that expired at June 30, 2005. The Company has fulfilled its purchase obligation under these purchase agreements and there is no future minimum purchase commitment payment as of June 30, 2005.

In addition, the Company paid $1,750,632 to vendors in advances.

NOTE 5 - LONG-TERM INVESTMENT

The Company purchased 12% interest in Shaanxi DeRong Technology for $1,691,311 on June 26, 2005. The investment is being carried at cost.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 6 - PROPERTY AND EQUIPMENT

At June 30, 2005, property and equipment consisted of the following:

                                               Estimated Life
                                               --------------
      Buildings and improvement                    27 - 35         $ 1,792,826
      Manufacturing equipment                         8              1,048,634
      Office furniture and equipment                  5                111,615
      Vehicle                                         8                 53,998
      Construction in progress                                             872
                                                                   -----------
                                                                     3,007,945
            Less: Accumulated depreciation                            (487,974)
                                                                   -----------
                                                                   $ 2,519,971

For the six months ended June 30, 2005 and 2004, depreciation expense amounted to $105,457 and $78,356, respectively.

NOTE 7 - PATENT RIGHT

On March 14, 2004, the Company purchased a patent from one of the shareholders for US$1,208,080. The value of the patent was recorded at the shareholder's historical cost basis, which was $0. Accordingly, the purchase is being treated as a capital distribution.

NOTE 8 - LAND USE RIGHT

The Company purchased the right to use a parcel of land for 40 years on September 27, 2001. The purchase price is being amortized over the term.

At June 30, 2005, land use right at cost, less accumulated amortization consisted of the following:

      Land use right                                  $  168,230
            Less: Accumulated amortization               (15,771)
                                                      ----------
                                                      $  152,459
                                                      ==========

For the six months ended June 30, 2005 and 2004, amortization expense amounted to $2,103 and $2,103, respectively.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 9 - LOAN PAYABLE

At June 30, 2005, loan payable consisted of the following:

      Loan payable with Xi'an Commercial Bank, Xi'an, China,         $  362,424
      with interest at 0.7905% per month, due May 12, 2006 and collateralized by building and land use right of its vacation resort.

NOTE 10 - MORTGAGE PAYABLE

At June 30, 2005, mortgage payable consisted of the following:

      Mortgage payable with financial institution, payable in        $   58,586
      monthly installments with interest at 5.04% per annum,
      due June 25, 2014 and collateralized by real property
            Less: Current portion                                        (5,315)
                                                                     ----------
      Mortgage payable, net of current portion                       $   53,271
                                                                     ==========

The minimum future payments for the next five years are as follows:

      2005 (07/01/2005 to 12/31/2005)                                $    2,236
      2006                                                                5,449
      2007                                                                5,730
      2008                                                                6,026
      2009                                                                6,336
      Thereafter                                                         32,809
                                                                     ----------
      Mortgage payable, net of current portion                       $   58,586
                                                                     ==========

Under the terms of the mortgage, the mortgage interest rate changes in accordance with change of the inter-banking borrowing rate set by the People's Bank of China (China's central bank).

NOTE 11 - LOAN FROM OFFICERS

Loan from officers are unsecured, non-interest bearing and due on demand.

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 12 - TAXES PAYABLE

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company is governed by Provisional Regulation of the Income Tax Law of the People's Republic of China (the "PRC Income Tax Law"). The Company is exempt from income tax in 2003 and 2004 and is subject to 15% corporate income tax prevision afterwards.

At June 30, 2005, taxes payable consisted of the following:

      Value-added tax                                      $  921,599
      Corporate income tax provision                          168,389
      Local taxes and surcharges                               24,162
                                                           ----------
                                                           $1,114,150
                                                           ==========

NOTE 13 - LEASE COMMITMENTS

The Company leases its facilities under four separate operating lease agreements, which expire on July 31, 2005, December 1, 2005, December 31, 2005, February 28, 2007, respectively. On April 5, 2005, the Company reached an agreement with the leaseholder to terminate one lease with expiration date of December 31, 2005. Rent expense amounted to $40,784 and $25,203 for the six months ended June 30, 2005 and 2004, respectively. The future minimum rental payments as of June 30, 2005 are as follows:

      2005 (07/01/2005 to 12/31/2005)                      $   11,376
      2006                                                     14,510
      2007                                                      2,418
                                                           ----------
                                                           $   28,304
                                                           ==========

         HANXIN (CORK) INTERNATIONAL HOLDING CO., LTD. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                   (Unaudited)

NOTE 14 - OPERATING RISK

(a) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(b) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      The following Unaudited Pro Forma Combined Financial Statements of Kushi Natural Foods Corp. and Subsidiary ("Kushi") and Hanxin (Cork) International Holding Co., Ltd. and subsidiaries ("Hanxin International") give effect to the merger between Kushi and Hanxin International under the purchase method of accounting prescribed by Financial Accounting Standards No. 141 Business Combinations. The acquisition of Hanxin International by Kushi has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of Hanxin International pursuant to which Hanxin International is treated as the continuing entity. In connection with the acquisition, Kushi will acquire all of the outstanding capital stock of Hanxin International to which Hanxin International will merge with and into Kushi Sub, Inc., a wholly owned subsidiary of Kushi. At the effective time of the merger, Kushi will acquire Hanxin International in exchange for (i) 24,000,000 shares of Kushi's common stock and (ii) 1,000 shares of the Kushi's Series A Preferred Stock, which are convertible into 177,185,642 shares of Kushi's common stock (the "Merger"). The aggregate amount of shares of common stock issuable to the shareholders of Hanxin International pursuant to the Merger, taking into account conversion of all of shares of the Series A Preferred Stock, shall represent 95% of the issued and outstanding shares of the Kushi's common stock. These pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Kushi would actually have been if the merger had in fact occurred on January 1, 2005, nor do they purport to project the results of operations or financial position of Kushi for any future period or as of any date, respectively.

      These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Kushi and Hanxin International.

                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

                                                                      Hanxin (Cork)
                                                           Kushi      International
                                                          Natural     Co., Ltd. and           Pro forma Adjustments       Pro Forma
                                                        Foods Corp.   Subsidiaries   AJE       Dr.     AJE     Cr.         Balances
                                                        -----------   -------------       -----------      -----------   -----------
                                 ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                           $    11,567    $ 3,291,463        $        --      $        --   $ 3,303,030
    Accounts receivable, net of allowance for
        doubtful accounts of        $ (16,204)                   --      1,526,851                 --               --     1,526,851
    Inventories                                                  --        496,261                 --               --       496,261
    Deferred acquisition cost                                    --        275,850                 --  (2)     275,850            --
    Prepaid expenses and other current assets                    --      1,786,244                 --               --     1,786,244
                                                        -----------    -----------        -----------      -----------   -----------
        Total Current Assets                                 11,567      7,376,669                 --          275,850     7,112,386

LONG-TERM INVESTMENT                                             --      1,691,311                 --               --     1,691,311

PROPERTY AND EQUIPMENT - Net                                     --      2,519,971                 --               --     2,519,971

LAND USE RIGHTS                                                  --        152,459                 --               --       152,459
                                                        -----------    -----------        -----------      -----------   -----------
        Total Assets                                    $    11,567    $11,740,410        $        --      $   275,850   $11,476,127
                                                        ===========    ===========        ===========      ===========   ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Short-term loan                                     $        --    $   362,424        $        --      $        --   $   362,424
    Current portion of long-term debt                            --          5,315                 --               --         5,315
    Accounts payable                                         15,325          1,537                 --               --        16,862
    Accrued expenses                                             --        305,550                 --               --       305,550
    Due to affiliates                                            --         71,956                 --               --        71,956
    Taxes payable                                                --      1,114,150                 --               --     1,114,150
    Other current liabilities                                    --         15,754                 --               --        15,754
                                                        -----------    -----------        -----------      -----------   -----------
        Total Current Liabilities                            15,325      1,876,686                 --               --     1,892,011

LONG-TERM DEBT, net of current portion                           --         53,271                 --               --        53,271
                                                        -----------    -----------        -----------      -----------   -----------
MINORITY INTEREST                                                --      1,209,887                 --               --     1,209,887
                                                        -----------    -----------        -----------      -----------   -----------
        Total Liabilities                                    15,325      3,139,844                 --               --     3,155,169
                                                        -----------    -----------        -----------      -----------   -----------
STOCKHOLDERS' EQUITY:
    Preferred stock, $0.0001 par value, 5,000,000
        shares authorized, 1,000 shares issued and
        outstanding                                              --             --                     (1)           1             1
    Common stock ($.0001 Par Value; 35,000,000 Shares
        Authorized; 34,588,718 shares issued and
        outstanding) - Pro forma                              1,059         50,000 (2)         50,000  (2)       2,400         3,459
    Additional paid-in capital                              213,494      4,350,313 (1)(2)     496,562  (2)      50,000     4,117,245
    Retained earnings                                      (218,311)     4,200,253                 --  (2)     218,311     4,200,253
                                                        -----------    -----------        -----------      -----------   -----------
        Total Stockholders' Equity                           (3,758)     8,600,566            546,562          270,712     8,320,958
                                                        -----------    -----------        -----------      -----------   -----------
        Total Liabilities and Stockholders' Equity      $    11,567    $11,740,410        $   546,562      $   270,712   $11,476,127
                                                        ===========    ===========        ===========      ===========   ===========

                See notes to pro forma consolidated balance sheet

                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months ended June 30, 2005
                                   (Unaudited)

                                                            Hanxin (Cork)
                                                Kushi       International
                                               Natural      Co., Ltd. and            Pro forma Adjustments         Pro Forma
                                             Foods Corp.     Subsidiaries  AJE       Dr.      AJE       Cr.         Balances
                                            ------------    -------------       ------------       ------------   ------------
NET REVENUES                                $         --    $   5,176,053       $         --       $         --   $  5,176,053
COST OF SALES                                         --        2,828,363                 --                 --      2,828,363
                                            ------------    -------------       ------------       ------------   ------------
GROSS PROFIT                                          --        2,347,690                 --                 --      2,347,690
                                            ------------    -------------       ------------       ------------   ------------
OPERATING EXPENSES:
   Selling expenses                                   --          506,336                 --                 --        506,336
   General and administrative                      1,005          181,104                                    --        182,109
                                            ------------    -------------       ------------       ------------   ------------
      Total Operating Expenses                     1,005          687,440                 --                 --        688,445
                                            ------------    -------------       ------------       ------------   ------------
INCOME FROM OPERATIONS                            (1,005)       1,660,250                 --                 --      1,659,245
OTHER INCOME (EXPENSE):
   Interest income (expense), net                     --            4,237                 --                             4,237
   Other income                                                    37,535                                               37,535
                                            ------------    -------------       ------------       ------------   ------------
      Total Other Expense                             --           41,772                 --                 --         41,772
                                            ------------    -------------       ------------       ------------   ------------
INCOME BEFORE INCOME TAXES                        (1,005)       1,702,022                 --                 --      1,701,017
INCOME TAXES                                          --          168,389                 --                 --        168,389
                                            ------------    -------------       ------------       ------------   ------------
INCOME BEFORE MINORITY INTEREST                   (1,005)       1,533,633                 --                 --      1,532,628
MINORITY INTEREST                                     --          136,162                                              136,162
                                            ------------    -------------       ------------       ------------   ------------
NET INCOME                                  $     (1,005)   $   1,397,471       $         --       $         --   $  1,396,466
                                            ============    =============       ============       ============   ============
EARNINGS PER SHARE                          $         --    $       27.95       $         --       $         --   $       0.01
                                            ============    =============       ============       ============   ============
Weighted average number of shares used in
   calculation of earnings per share          10,588,718           50,000             50,000        201,185,642    211,774,360
                                            ============    =============       ============       ============   ============

            See notes to pro forma consolidated financial statements

                   KUSHI NATURAL FOODS CORP. AND SUBSIDIARIES
              NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      The adjustments to the unaudited pro forma consolidated financial statements as of June 30, 2005 reflects the issuance of 1,000 shares of the Company's preferred stock and reflects the issuance of 24,000,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Hanxin (Cork) International Holding Co., Ltd. and that the transaction occurred as of June 30, 2005 and are as follows:

(1) To reflect the issuance of 1,000 shares of the Company's preferred stock, and

(2) To reflect the issuance of 24,000,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Hanxin (Cork) International Holding Co., Ltd. ("Hanxin International"), a British Virgin Islands limited liability corporation. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Kushi with the former shareholders of the Company retaining 10,588,718 or approximately 5% of the outstanding stock.

Unaudited pro forma adjustments reflect the following transaction:

                                                               Dr.       Cr.
      1)
      Preferred stock                                                        1
         Paid-in capital                                           1
      To reflect the issuance of 1,000 shares of preferred stock in connection with reverse merger.

      2)
      Paid-in capital                                        220,711
         Retained earnings                                             218,311
         Common stock                                                    2,400

      Common stock                                            50,000
         Paid-in capital                                                50,000

      Deferred acquisition Cost                              275,850
         Paid-in capital                                               275,850
      To reflect the issuance of 24,000,000 shares of common stock in connection with reverse merger and the recapitalization of the Company.


                                        4